Exhibit 99.2

 BSVN  2020EARNINGS RELEASEJanuary 29, 2021

BSVN – A Strong Value Proposition

Company Highlights

- Positioned in a dynamic market, with a commercial banking emphasis that delivers services via a branch-lite model.
- Experienced and talented bankers focused on high-touch personalized service.
- Strong credit culture that adheres to a robust risk management framework resulting in excellent credit quality, and a history of low loan losses.
- Higher-than-peer capital levels.[(3)]
- Shareholder alignment due to 70% insider ownership, with zero insider sales.
- Disciplined stock repurchase strategy.

Healthy Capital and Strong Book Value Compounder

- CET1 of 13.50% and total RBC of 14.73%.
- Cash dividends of $9.8 million and stock buybacks of $9.0 million over the last six quarters.
- Since YE 2018, our tangible book value per share has increased 38%, and when paid cash dividends are considered, the total absolute return to shareholders exceeds 49%.[(1)]
- Disciplined buyback strategy: 1,032,178 shares were repurchased during the year at an average price of $8.73, which was immediately accretive to TBV and averaged approximately 82% of tangible book value at time of purchase.



Tulsa
Oklahoma City
Fort Worth
Dallas

Superior Core Earnings

- Despite struggling industry margins, we have consistently produced exceptional PPE.[(2)]
- PPE strength far greater than peers: 3.25% PPE to average assets vs. peer average of 1.48%.[(3)]

All data as of December 31, 2020, unless indicated otherwise.

(1) See full calculation on slide 3.

(2) Pre-tax pre-provision earnings (PPE) is a non-GAAP financial measure. See Appendix for reconciliation to its most comparable GAAP measure.

(3) As of 3Q 2020, the latest figures available. Peer group is defined as 184 exchange-traded banks nationwide with assets between $500 million and $5 billion. Source: S&P Global Market Intelligence.

1

2020 Overview

Continued Strong Performance

- Strength of our PPE was evident in 2020, as it allowed us to increase our cash dividend, repurchase a significant amount of stock at a deep discount to TBVPS, substantially increase our ALLL reserve, and grow our balance sheet while still ending the year with total RBC of 14.73%.
- Excellent PPE of $31.2 million, compared to $26.8 million[(1)] for YTD 2019, an increase of 16.3%.
- Net income was $19.3 million for the year, after provision expense of $5.4 million, compared to pro forma 2019 net income of $20.0[(1)], which had no provision expense.
- TBV increase of $1.91 per share, a 19.6% increase. EPS was $2.05, a 5% increase from the prior year[(1)].

Strong Asset Quality

- Continued strong focus on credit discipline while increasing our ALLL reserve by 23% YOY.
- Energy loans in the moderate risk and elevated risk categories have significantly improved from 2Q.
- Only a few hospitality loans remain on payment deferral.

Energy Exposure

	4Q 20	Δ	2Q 20
Moderate Risk	$24.68	-$22.33	$47.01
Elevated Risk	$13.61	-$18.18	$31.79

Dollars are in millions.

DFAST Reinforces Strength / Current Assessment Provides Added Confidence

- The original 2Q/3Q 2020 DFAST reflected hypothetical loan losses totaling $27.5 million; nonetheless, over the same period it reflected our ability to continue our regular dividend. Remarkably, CET1 increases to 16.40%, and total RBC increases to 17.65%. These hypothetical results further illustrate the advantage of our superior PPE levels.
- Our current loan reviews continue to indicate that we have sufficient reserves and do not expect to experience losses anywhere near the magnitude illustrated by the DFAST parameters.

(1) Pro Forma 2019 net income is a non-GAAP financial measure which adds back the one-time, extraordinary compensation expense related to the non-cash executive stock transaction that took place during the period. See Pro Forma Net Income reconciliation table for detailed calculation of this measure.

2

 3  Outstanding Book Value Appreciation  Tangible Book Value Per Share  Tangible book value per share CAGR of 17.3% over the past three years.We have increased tangible book value per share by 37.73% over the past two years.When including the cash dividends, BSVN has produced a 49.63% overall return over the same period.  Dollars are in thousands, except for per share data  CAGR = 17.3%

 Disciplined Share Repurchase Strategy  4  Pro Forma  During 2020, BSVN management relied upon patience and discipline to execute our repurchase strategy to capitalize on market irrationality, resulting in immediately accretive share repurchases. BSVN share price as of 1/25/21 was $15.23, which represents accretive benefits of $6.50 per share (74.5%) on repurchased shares.  2020 BSVN Share Repurchase Recap

A Continuation of BSVN Exceptional Performance

Return on Average Assets (1)(2)



5-year average: 2.17%
1.65%
1.78%
2.17%
2.75%
2.51%
Pro Forma
1.03%
2.03%
2015
2016
2017
2018
2019
2020

- Even with the significant increase to our ALLL reserve and a challenging rate environment, we continue to produce strong ROAA and ROATCE: 2.03% and 19.14% for 2020, respectively.
- Improved upon our excellent efficiency ratio, dropping it from 38.3% in 2019(3) to 36.0% in 2020.

Efficiency Ratio(2)



41.9%
42.3%
37.2%
37.0%
65.4%
38.3%
Pro Forma
36.0%
2015
2016
2017
2018
2019
2020

Return on Average Tangible Common Equity (1) (2)



5-year average: 22.7%
21.1%
21.7%
23.3%
26.4%
20.9%
Pro Forma
8.6%
19.1%
2015
2016
2017
2018
2019
2020

5

Dollars are in millions
Financial data is as of or for the twelve months ended December 31 of each respective year.
(1) Profitability metrics are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.
(2) Pro Forma YTD ROAA, ROATCE, efficiency ratio, and noninterest expense to average assets ratio are non-GAAP financial measures. See non-GAAP reconciliation table for reconciliation to their most comparable GAAP measures.
(3) Excludes the one-time, extraordinary compensation expense related to the non-cash executive stock transaction that took place during the period. See Pro Forma Net Income reconciliation table for detailed calculation of this measure

Dollars are in millions. Financial data is as of or for the twelve months ended December 31 of each respective year.Profitability metrics are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. Combined federal and state effective tax rates for the year ended December 31, 2019 and 2020 were 25.5% (pro forma) and 25.6% respectively. Pro Forma 2019 net income is a non-GAAP financial measure which adds back the one-time, extraordinary compensation expense related to the non-cash executive stock transaction that took place during the period. See Pro Forma Net Income reconciliation table for detailed calculation of this measure.  16.3% increase YoY  Strong PPE and Organic Growth  PPE(1)(2)  Total Assets  6  $26.8  Pro Forma    A history of strong organic growth.Consistently strong PPE.High PPE is achieved in part because of our strategy of having fewer, but better FTE’s, who excel at providing services and solutions utilizing our enhanced technology and processes, delivered through our branch-lite model.  Leveraging Our Employee Base(2)    3.56%Actual  Pro Forma  CAGR Since 2015: 12.5%  CAGR Since 2015: 13.7%

   Dollars are in millions. Financial data is as of or for the twelve months ended December 31 of each respective year.Profitability metrics are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. Combined federal and state effective tax rates for the year ended December 31, 2019 and 2020 were 25.5% (pro forma) and 25.6% respectively. Pro Forma 2019 net income is a non-GAAP financial measure which adds back

 7  Income Statement as a Percentage of Average Assets  Dollars are in thousandsPeer group is defined as exchange-traded banks nationwide with assets between $500mm-$5bn (184 banks); Source: S&P Global Market Intelligence.Excludes one-time, non-cash executive stock transfer compensation expense of $11.8 million.As of Q3 2020, the latest data available.   PPE to Average Assets – Much stronger than peers  (3)

 8  Earnings-driven cushion far exceeds regulatory capital minimums as illustrated over a two-year period, consistent with DFAST parameters.  Dollars are in millionsThe above assumes no cash dividends and is simply an illustration and should not be considered a projection or forward-looking guidance of any kind. Excess capital to target ratio expressed in % is the difference between the actual ratio and regulatory minimum divided by the regulatory minimum.Excess capital to target ratio expressed in $ is the excess capital % multiplied by either average assets or risk-weighted assets, assuming a static balance sheet over the next 24 months. Trailing twelve months PPE of $31.23 million extrapolated over two years.   Strong PPE Provides Excellent Shock-Absorption

 Net Interest Margin Strength  Financial data is as of or for the twelve months ended December 31 of each respective year.Net interest margin (excluding loan fee income) is a non-GAAP financial measure. See Appendix for reconciliation to their most comparable GAAP measures.  Net Interest Margin  Despite pandemic-induced stress which has temporarily reduced new loan opportunities, our net interest margin continues to show strength.  9

 10  Allowance for Loan Losses to Total Loans  Nonperforming Assets to Loans and OREO  Asset Quality  Net Charge-Offs to Average Loans  Financial data is as of or for the twelve months ended December 31 of each respective year.. (1) “Total Loans” excludes $44.9 in PPP loans. With PPP loans included, ratio is 1.15%.   ALLL increased by $1.79 million, or 22.9%, during 2020 and finished the year at 1.22% of total loans, up from 1.11% in 2019.(1)The impact of pandemic-induced stress on nonperforming assets and loan grades peaked in late 2Q and early 3Q. Though NPA’s declined in Q4, they remain elevated due to the economic impacts of the pandemic and are driven by one large non-accrual credit that represents 65.8% of the NPA total. Reduction of energy loan portfolio; down from 18.6% of total loans at YE 2017 to 14.3% of total loans at YE 2020.Covid related loan deferrals have declined significantly from the Q2 20 peak with only nine loans representing $33.22 million of total balances on some type of loan deferral at year end.   (1)  Energy Portfolio as a % of Total Loans

 COVID-19 Loan Deferrals  Dollars are in millions. Data as of December 31, 2020. All data excludes PPP loans.  COVID-19 Loan Deferrals – 2Q vs. 4Q  11  Nine loans with outstanding balances of $33 million were on active payment deferrals as of YE – a decrease of 89.4% or $280 million from 2Q. 98.7% of the deferred loans are on continued deferment or modification, with 1.3% on a first deferral. Hospitality loans represent 83% of the loans on active payment deferral, with one land loan representing 15.7% of the remaining deferred loan balances. There are no retail, ag, energy, or income producing property loans on deferral. Consumer and restaurant loans on deferral total $450,000 combined, representing 1.3% of loan balances on deferral.   Deferrals by Loan Category  89.4% decrease since Q2

 Hospitality Loan Portfolio Detail as of 4Q 20  12  Blue collar portfolio that is well-protected by the “cycle-down” effect of a recession. 32 out of 35 operating properties had returned to amortizing payments as of 12/31/20. Experienced owner/operators with decades of history that spans multiple recessions. Our operators only need 45-55% occupancy to amortize debt. Average occupancy for the 32 amortizing properties was 52% for 4Q. Diversified exposure to many reputable brands.Concentrated in “Drive-To” markets with no exposure to “Gateway” cities.No exposure to towns or cities that are heavily dependent on the energy space.  Dollars are in millions.

 13  Hospitality Loan Portfolio Detail at Year-End  Equity advantage – average loan per room is $45,100 vs. estimated replacement cost of $115,000 per room.Consistent underwriting fundamentals with disciplined equity requirements, minimum DCR hurdles, personal recourse, and rapid amortization.  Portfolio Metrics – 35 Operating Properties(1)  Dollars are in millions except per room data. Data as of December 31, 2020.

 14  Dollars are in millions. Data as of December 31, 2020.  Energy Loan Portfolio  Energy Portfolio as a % of Total Loans  Approximately 17% of outstanding energy loan balances received temporary payment relief during 2Q, but that number was down to zero at YE 20. The improvement was partially driven by continued downsizing within our service company portfolio. As a result of the right-sizing efforts and improved activity levels, all loans were on normal payments.E&P borrowers were initially impacted by lower prices; however, the few we have continue to perform at a high level, primarily due to the borrowers operating with minimal leverage, disciplined hedging strategies, and a natural gas heavy production mix. Our midstream borrowers continue to be heavily impacted by reduced oilfield activity and COVID-related shutdowns, both of which have reduced or delayed revenue opportunities. Mineral/Royalty borrowers have experienced lower monthly revenues but they are operating with less leverage, therefore they were able to withstand temporary price declines with no payment modifications needed through YE 20. The overall outstanding balance in this segment is expected to continue to contract.We are well into the energy downturn and we remain comfortable with our ALLL reserve levels.

 Dollars are in millions  Energy Portfolio Potential Exposure  15

 Appendix  16

 17  Bank7 Corp. Financials  Net income and earnings per share are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. EPS calculation is based on diluted shares. Combined federal and state effective tax rates for the year ended December 31, 2019 and 2020 were 25.5% (pro forma) and 25.6%, respectively. Represents a non-GAAP financial measure. See non-GAAP reconciliations table for reconciliation to its more comparable GAAP measure. All pro forma amounts relate to the one-time, non-cash executive stock transfer which occurred in September 2019. These amounts remove the compensation expense and related tax impact from net income. See detail and reconciliation on slide 24 of this presentation.

 18  Bank7 Corp. Financials  Return on average assets and shareholders’ equity are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income.   Represents a non-GAAP financial measure. See non-GAAP reconciliations table for reconciliation to its more comparable GAAP measure. Ratios are based on Bank level financial information rather than consolidated information. At December 31, 2020, Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 10.77%, 13.50%, and 14.73% respectively for the Company.All pro forma amounts relate to the one-time, non-cash executive stock transfer which occurred in September 2019. These amounts remove the compensation expense and related tax impact from net income. See detail and reconciliation on slide 24 of this presentation.

 19  Non-GAAP Reconciliations

 Loan Portfolio Distribution  Dollars are in millions. Data as of December 31, 2020.  Gross Loan Portfolio Composition by Purpose Type  20

 Deposit Composition  Historical Deposit Growth  Compound Annual Growth Rate = 12.2%  Deposit Composition as of December 31, 2020  83.6% of our loan customers also had a deposit relationship with us as of December 31, 2020.Core Deposits(1)Total organic core deposit growth YOY was $152.9M, or 22.6%.  Core deposits totaled $831.0 million as of December 31, 2020 compared to $678.1 million as of December 31, 2019.  Dollars are in millions.Financial data is as of or for the twelve months ended December 31 of each respective year.(1) We define core deposits as deposits obtained directly from the depositor and exclude deposits obtained from listing services and brokered deposits that are obtained through an intermediary.  28.4%  Commentary  21

 22  2019 Pro Forma Net Income Reconciliation   On September 5, 2019, our largest shareholders, the Haines Family Trusts, contributed approximately 6.5% of their shares (656,925 shares) to the Company.  Subsequently, the Company immediately issued those shares to certain executive officers, which was charged as compensation expense of $11.8 million, including payroll taxes, through the income statement of the Company. Additionally, at the discretion of the employees receiving shares to assist in paying tax withholdings, 149,425 shares were withheld and subsequently canceled, resulting in a charge to retained earnings of $2.6 million.

 23  Legal Information and Disclaimer  This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved. Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements. Within this presentation, we reference certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third party industry sources and publications. Nothing in the data, forecasts or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of industry publications and surveys and independent sources. We believe that these sources and estimates are reliable, but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change. This presentation includes certain non-GAAP financial measures, including pro forma net income, tax-adjusted net income, tax-adjusted earnings per share, tax-adjusted return on average assets and tax-adjusted return on average shareholders’ equity. These non-GAAP financial measures and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Bank7 Corp.’s non-GAAP financial measures as tools for comparison. See the table on Slide 19 of this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures.